Exhibit 10.13

Cellular Bioengineering, Inc.
The Regenerative Medicine Company

1946 Young Street Suite 480

Honolulu, Hawaii 96826

Phone 808 949-2208

Fax 808 949-2209

June 6, 2008

Technology Transfer and Business Enterprise (TTBE)

University of Ottawa

800 King Edward Ave (3042)

Ottawa, Ont.

K1N 6N5 Canada

Fax 613.562.5336

Attention: Director, TTBE

First Amendment to License Agreement

Dear Sirs:

I am writing to confirm our agreement to amend the License Agreement between the University of Ottawa and Cellular Bioengineering, Inc. dated October 19, 2007 (“Agreement”), as follows:

1.	Schedule A is deleted in its entirety and replace with the attached Revised Schedule A;

2.	The following milestone is deleted from Section 3 of Schedule B of the Agreement:

“PMA Approval by FDA of the first Licensee or Sub-licensee NDA of first Licensed Product: $200,000CAD”

And is replaced by the following two milestones:

“PMA Approval by FDA of the first Licensee or Sub-licensee NDA of first Licensed Product for an indication other than refractive correction: $200,000CAD

“PMA Approval by FDA of the first Licensee or Sub-licensee NDA of first Licensed Product for refractive correction: $200,000CAD”

3.	Section 5(a) line 3 and Section 5(b) lines three and five are amended as follows:

“fifty (50%) percent of all out-of-pocket costs” is replaced by “one hundred (100%) percent of out-of-pocket costs”

This reflects CBl’s agreement to reimburse all patent costs in return for the enhanced field of use in the Revised Schedule A.

Cellular Bioengineering, Inc.
The Regenerative Medicine Company

1946 Young Street Suite 480

Honolulu, Hawaii 96826

Phone 808 949-2208

Fax 808 949-2209

Except as set forth above, all other terms and conditions of the Agreement shall remain unchanged and in full force and effect.

Please indicate your agreement to these amendments by signing a copy of this letter in the space provided and returning it to me.

Sincerely,	Agreed and Accepted:

Anthony Lee	D. Joe Irvine, Director
Vice President	Technology Transfer and Business Enterprise
Cellular Bioengineering, Inc.	University of Ottawa

Cellular Bioengineering, Inc.
The Regenerative Medicine Company

1946 Young Street Suite 480

Honolulu, Hawaii 96826

Phone 808 949-2208

Fax 808 949-2209

REVISED SCHEDULE “A”:

LICENSED TECHNOLOGY - FIELD AND TERRITORY

Revised May 15, 2008

Licensed Technology

Patent	Name	Inventors	Owners	Exclusivity	Field (See Below)	Territory
WO20060154	Ophthalmic Devices and related methods and compositions	Griffith, Carlsson, Li, Liu, Asmanrafat	OHRI, NRC	Exclusive	1 (corneal Transplantation)	Worldwide
PCT/CA2006 /001520	Interpenetrating Networks and related methods and compositions	Griffith, Li Rafat, Liu	uOttawa, OHRA	Exclusive	2 (Conditions and Diseases of the Eye)	Worldwide

1.   Field shall be limited to human and veterinary Corneal Transplantation. Corneal Transplantation refers to the surgery to replace the damaged or diseased clear surface on the front of the eye (the cornea) by a healthy donor cornea or a functional Corneal Substitute. Alternative names for the surgery include, but are not limited to, keratoplasty and penetrating keratoplasty. Transplantation of the cornea to prevent vision loss may be indicated in cases including but not limited to severe scarring of the cornea by injury or infection (as with corneal ulcers) and in genetic disorders such as keratoconus (inherited corneal thinning with visual distortion) and Fuch’s dystrophy (inherited corneal clouding with visual loss).

A Corneal Substitute refers to a partial or full thickness implant that is designed to replace damaged or diseased portions of cornea tissue, and may be fabricated from synthetic, semi-synthetic or bio-synthetic materials. The definition does not, however, extend to implants designed to correct refractive errors, including but not limited to onlays, inlays, veneers, ring inserts, contact lenses, and IOLs.

2.   Field shall be limited to the diagnosis and treatment of diseases and conditions of the eye in humans and animals.

For clarity, the licensed material is only that described in the licensed patents, and will also include any further improvements that are generated through the accompanying Research Agreement between uOttawa/OHRI and CBI, subject to the terms and conditions of that Research Agreement. As set forth in the License Agreement, uOttawa and OHRI retain rights to use IP for research, clinical and educational purposes within the OHRI and uOttawa system and any academic and not-for-profit institutions which are collaborating with uOttawa or OHRI. CBI obtains the non-exclusive worldwide rights to use all in-vivo, and in-vitro data generated up to the date of the contract execution corresponding to the IP within the fields outlined and data generated during the Licensee’s sponsored research.